UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2025

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on January 28, 2025, Interactive Strength Inc. (the “Company”) entered into that certain securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”). Pursuant to the Purchase Agreement, among other securities sold as disclosed in the Current Report on Form 8-K filed on February 3, 2025 (the “February 3rd 8-K”), as amended by an Current Report on Form 8-K/A filed on March 7, 2025 (the “March 7th 8-K/A”), the Company sold and the Investor agreed to purchase, Class A incremental warrants (the “Class A Incremental Warrants”) to purchase senior secured convertible notes (the “Class A Incremental Notes”) in the aggregate principal amount of $13,000,000 and warrants (the “Class A Incremental Common Warrants”) to purchase an aggregate of 2,697,097 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”).

On March 11, 2025, the Investor elected to exercise the Class A Incremental Warrants (the “Warrant Exercise”) to purchase the Class A Incremental Notes for an aggregate principal amount of $4,000,000 and, as a result, was issued the Class A Incremental Common Warrants to purchase an aggregate of 829,876 shares of Common Stock. The exercise price of the Class A Incremental Common Warrants is $3.06 per share. The gross proceeds to the Company from the Warrant Exercise were approximately $3,600,000, before deducting legal fees and other estimated expenses.

Description of the Class A Incremental Notes

The Class A Incremental Notes carry an original issue discount of 10.0% and accrues interest at a rate of 12% per annum, subject to adjustment from time to time as set forth in the Class A Incremental Notes (the “Interest Rate”). The maturity date of the Class A Incremental Notes is January 24, 2028 (the “Maturity Date”).

The Class A Incremental Notes are convertible (in whole or in part) at any time prior to the Maturity Date into the number of shares of Common Stock equal to (x) 110% of the sum of (i) the portion of the principal amount of the Class A Incremental Note to be converted or redeemed, (ii) accrued and unpaid Interest with respect to such principal amount of the Class A Incremental Note, (iii) the Make-Whole Amount (as defined in the Class A Incremental Note), (iv) accrued and unpaid Late Charges (as defined in the Class A Incremental Note) with respect to such principal amount of the Note, Make-Whole Amount and Interest, and (v) any other unpaid amounts pursuant to the transaction documents, if any, divided by (y) a conversion price of $1.989 per share, subject to adjustment as provided in the Class A Incremental Note (such shares, the “Class A Incremental Note Conversion Shares”).

The Note sets forth certain standard events of default (each such event, an “Event of Default”), upon the occurrence of which the Company is required to deliver written notice to the Investor within one business day (an “Event of Default Notice”). At any time after the earlier of (a) the Investor’s receipt of an Event of Default Notice, and (b) the Investor becoming aware of an Event of Default, the Investor may require the Company to redeem all or any portion of the Note. Upon an Event of Default, the Note shall bear interest at a rate of the sum of (x) the applicable Interest Rate in effect for such determination and (y) 8.0% per annum.

Description of the Class A Incremental Common Warrants

The Class A Incremental Common Warrants are exercisable for shares of Common Stock at a price of $3.06 per share (the “Class A Incremental Common Warrant Exercise Price”). The Class A Incremental Common Warrants may be exercised during the period commencing January 28, 2025 and ending January 28, 2032. The Class A Incremental Common Warrant Exercise Price is subject to customary adjustments for stock dividends, stock splits, issuances of additional shares of Common Stock and the like.

Pursuant to the terms of the Class A Incremental Notes and the Class A Incremental Common Warrants, the Company shall not effect the conversion of any portion of the Class A Incremental Notes or exercise of the Class A Incremental Common Warrants, to the extent that after giving effect to such conversion or exercise, as applicable, the Investor would beneficially own in excess of 4.99% (or, at the option of the Investor, 9.99%) of the shares of Common Stock outstanding immediately after giving effect to such conversion. Additionally, pursuant to the terms of the transaction documents, the Company is prohibited from issuing or selling shares of Common Stock to the Investor in excess of the 19.99% Exchange Cap (as defined in the Purchase Agreement), unless the Company obtains stockholder approval to do so, or unless sales of Common Stock are made at a price equal to or greater than the minimum price required by The Nasdaq Stock Market, such that the Exchange Cap limitation would not apply under applicable rules of The Nasdaq Stock Market.

The form of the Class A Incremental Warrant was filed as Exhibit 4.3 to the February 3rd 8-K. The Class A Incremental Notes have substantially the same form as the senior secured convertible note issued by the Company on January 28, 2025 which was filed as Exhibit 4.1 to the February 3rd 8-K. The Class A Incremental Common Warrants have substantially the same form as the warrants to purchase up to an aggregate of 674,274 shares of Common Stock issued by the Company on January 28, 2025 which was filed as Exhibit 4.1 to the March 7th 8-K/A.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 of this Current Report on Form 8-K with regard to the Class A Incremental Notes is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

Information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Class A Incremental Notes and the Class A Incremental Common Warrants were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder or, in the event of an issuance of the Class A Incremental Note Conversion Shares or the shares of Common Stock underlying the Class A Incremental Common Warrants on a cashless basis, pursuant to the exemption provided in Section 3(a)(9) under the Securities Act.

The Investor is an “accredited investor” as that term is defined in Rule 501 under the Securities Act. The securities described in this Current Report on Form 8-K have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 8.01 Other Events.

On March 12, 2025, the Company issued a press release announcing the exercise of the Class A Incremental Warrant. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	March 12, 2025	By:	/s/ Michael J. Madigan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)